Exhibit 99.1
Red Robin Gourmet Burgers, Inc. Reports Results for the Fiscal Second Quarter Ended July 14, 2024
Announces Credit Agreement Amendment
Updates Full Year Guidance

Englewood, CO – August 22, 2024 – Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) ("Red Robin" or the "Company"), a full-service restaurant chain serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today reported financial results for the fiscal second quarter ended July 14, 2024.
Highlights for the Second Quarter of Fiscal 2024, Compared to the Second Quarter of Fiscal 2023:
•Total revenues are $300.2 million, an increase of $1.5 million.
•Comparable restaurant revenue(1) declined 0.8% excluding a deferred revenue benefit led by the change in the Company's loyalty program. Including this benefit, Comparable restaurant revenue(1) increased 1.4%.
•Net loss is $9.5 million, compared to net income of $3.9 million last year.
•Adjusted EBITDA(2) is $11.8 million compared to $15.5 million last year.
•Subsequent to the close of the second quarter, executed an amendment to the credit agreement that revises financial covenants and expands revolver capacity.
Highlights for the Year to Date Period of Fiscal 2024, Compared to the Year to Date Period of Fiscal 2023:
•Total revenues are $688.7 million, a decrease of $27.8 million.
•Comparable restaurant revenue(1) declined 4.0% excluding a deferred revenue benefit led by the change in the Company's loyalty program. Including this benefit, Comparable restaurant revenue(1) declined 3.2%.
•Net loss is $18.9 million, compared to net income of $0.7 million last year.
•Adjusted EBITDA(2) is $24.0 million compared to $51.9 million last year.
•Completed a sale-leaseback transaction for ten restaurants in the first quarter of fiscal 2024, generating net proceeds of approximately $23.3 million and a gain, net of expenses of $7.4 million.
(1) Comparable restaurant revenue represents revenue from Company-owned restaurants that have operated 18 months as of the beginning of the period presented.
(2) See "Reconciliation of Non-GAAP Results to GAAP Results" below for more details.

G.J. Hart, Red Robin’s President and Chief Executive Officer said, “Our results for the second quarter and our reduced guidance for the year are not what we expected when we last communicated in May, with the slowdown experienced in the broader restaurant industry masking the substantial progress we continue to make against our North Star plan.”

Hart continued, “That said, we have seen multiple proof points that indicate the initiatives we implemented over the past 20 months have elevated the guest experience. This is showcased best by guest satisfaction scores increasing to levels Red Robin has not achieved since 2016; comparable restaurant revenue exceeding the industry average during the past 3 months, as measured by Black Box; and traffic growth in line with the industry. In each of the trailing 3 weeks, despite the challenging environment, comparable restaurant revenue has returned to marginally positive. With this progress, we continue to expect to meet or exceed the industry average on traffic through the remainder of the year.”

Hart concluded, “Collectively, the actions we are taking and the great feedback we continue to receive from guests and team members, give us confidence we are on the path to long-term success for this beloved brand.”

Second Quarter 2024 Financial Summary
The following table presents financial results for the fiscal second quarter and year to date periods of 2024, compared to results from the same periods in 2023 ($ in millions except per share data):

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
	July 14, 2024	July 9, 2023	July 14, 2024	July 9, 2023
Total revenues	$300.2	$298.6	$688.7	$716.5
Restaurant revenues	294.5	293.3	673.0	700.2
Net income (loss)	(9.5)	3.9	(18.9)	0.7
Income (loss) from operations	(4.6)	10.3	(6.7)	14.4
Income (loss) from operations as a percent of total revenues	(1.5)%	3.4%	(1.0)%	2.0%
Restaurant Level Operating Profit(1)	$34.7	$36.9	$76.2	$96.9
Restaurant Level Operating Profit Margin(1)	11.8%	12.6%	11.3%	13.8%
Adjusted EBITDA (1)	$11.8	$15.5	$24.0	$51.9
Net income (loss) per diluted share	$(0.61)	$0.24	$(1.21)	$0.04
Adjusted income (loss) per diluted share(1)	$(0.47)	$(0.24)	$(1.26)	$—
(1)    See "Reconciliation of Non-GAAP Results to GAAP Results" below for more details.
Balance Sheet and Liquidity
As of July 14, 2024, Red Robin had outstanding borrowings under its credit facility of $167.9 million and liquidity of approximately $48.1 million, including cash and cash equivalents and available borrowing capacity under its credit facility.
On August 21, 2024, the Company entered into the second amendment to our credit agreement (the “Second Amendment”). The Second Amendment among other things: provides certain relief from the financial covenant by increasing the required maximum net total leverage ratio beginning in the third quarter of 2024 through the third quarter of 2025; increases the aggregate revolving commitments by $15.0 million to $40.0 million through the third quarter of 2025; removes the variable pricing grid and increases the applicable margin on all term loans and revolving loans that are SOFR-based loans to 7.50% per annum and that are ABR-based loans to 6.50% per annum; and adds additional reporting requirements.
The Second Amendment provides additional flexibility to support the Company's execution of its North Star business strategy. Additional information on the terms of the Second Amendment can be found in the Company's Form 10-Q for the second quarter expected to be filed with the Securities and Exchange Commission today.
Outlook for Fiscal 2024 and Guidance Policy
The Company provides guidance of select information related to its financial and operating performance, and such measures may differ from year to year. The projections are as of this date and the Company assumes no obligation to update or supplement this information.
The Company's updated guidance for fiscal 2024 is:
•Total revenue of approximately $1.250 billion;
•Restaurant level operating profit of 11.0% to 11.5%, inclusive of investments in the Guest experience and rent expense related to the sale leaseback transactions;
•Adjusted EBITDA of $40.0 million to $45.0 million;
•Capital expenditures of $25 million to $30 million.
Fiscal 2024 includes 52 weeks versus 53 weeks in fiscal 2023.
Providing Income (loss) from operations and Net income (loss) guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items. As such, we do not present a reconciliation of forecasted non-GAAP measures to the corresponding GAAP measures.
Investor Conference Call and Webcast
Red Robin will host an investor conference call to discuss financial results for its second quarter of fiscal 2024 and outlook for fiscal 2024 today at 4:30 p.m. ET. The conference call can be accessed live over the phone by dialing 201-689-8560 which will be answered by an operator or by clicking Call Me™. The conference call should be accessed at least 10 minutes prior to its scheduled start.
A replay will be available from approximately two hours after the end of the conference call and can be accessed by dialing 412-317-6671; the conference ID is 13747724. The replay will be available through Thursday, August 29, 2024.
The call will be webcast live and later archived from the Company’s Investor Relations website.

Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)
Red Robin Gourmet Burgers, Inc. (www.redrobin.com), is a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., and under the trade name, Red Robin Gourmet Burgers and Brews. We believe nothing brings people together like burgers and fun around our table, and no one makes moments of connection over craveable food more memorable than Red Robin. We serve a variety of burgers and mainstream favorites to Guests of all ages in a casual, playful atmosphere. In addition to our many burger offerings, Red Robin serves a wide array of salads, appetizers, entrees, desserts, signature beverages and Donatos® pizza at select locations. It's now easy to enjoy Red Robin anywhere with online ordering available for to-go, delivery and catering, or you can download our new app for easy customization, access to the Red Robin Royalty® dashboard and more. There are more than 500 Red Robin restaurants across the United States and Canada, including those operating under franchise agreements. Red Robin… YUMMM®!
Forward-Looking Statements
Forward-looking statements in this press release regarding the Company's future performance; the implementation of the Company’s “North Star” plan and the anticipated impacts thereof; our new marketing strategy and brand positioning; the anticipated impacts of our recently launched loyalty program; operations improvement efforts; cost savings; our ability to drive traffic and bring Guests into the restaurant; our expectations regarding traffic through the remainder of the year; efforts to grow sales; our ability to build upon investments and transformational changes, including product and menu enhancements and changes to the staffing model and compensation programs; anticipated uses of capital and planned investments; the flexibility provided by the Second Amendment to our credit agreement and other strategies to enhance our liquidity position; future sale-leaseback transactions; and statements under the heading “Outlook for Fiscal 2024 and Guidance Policy," including with respect to total revenue, restaurant level operating profit, capital expenditures and Adjusted EBITDA; and all other statements that are not historical facts are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as "expect," "believe," "anticipate," "intend," "plan," "project," "could," "should," "will," "outlook" or "estimate," or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the statements, including but not limited to the following: the risk that our financial results for the remainder of Q3 2024 will not be consistent with the past three weeks of the quarter; the effectiveness of the Company's strategic initiatives, including our “North Star” plan, labor and service models, and operational improvement initiatives and our ability to execute on such strategic initiatives; the global and domestic economic and geopolitical environment and the impacts on the restaurant industry; our ability to effectively compete in the industry and attract and retain Guests; the adequacy of cash flows and the cost and availability of capital or credit facility borrowings; a privacy or security breach or a failure of our information technology systems; the effectiveness and timing of the Company's marketing and branding strategies, including the loyalty program and social media platforms; unanticipated changes in Guest traffic; changes in consumer preferences; leasing space including the location of such leases in areas of declining traffic; changes in cost and availability of commodities; interruptions in the delivery of food and other products from third parties; pricing increases and labor costs; changes in consumer behavior or preference; expanding our restaurant base; maintaining and improving our existing restaurants; the transition and retention of our key personnel; our ability to recruit, staff, train, and retain our workforce; operating conditions, including adverse weather conditions, natural disasters, pandemics and other events affecting the regions where our restaurants are operated; actions taken by our franchisees that could harm our business or reputation; negative publicity regarding food safety or health concerns; protection of our intellectual property rights; changes in federal, state, or local laws and regulations affecting the operation of our restaurants; and an increase in litigation or legal claims by team members, franchisees, customers, vendors, stockholders and others. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements and risk factors described from time to time in the Company's Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.
For media relations questions contact:
Kathleen Bush, Red Robin Gourmet Burgers, Inc.
kbush@redrobin.com
(303) 846-5114
For investor relations questions contact:
Jeff Priester, ICR
jeff.priester@icrinc.com
(332) 242-4370

Comparable Restaurant Revenue
The following table presents the percentage change in comparable restaurant revenue in the first quarter, second quarter, and year to date period of fiscal 2024:

	Increase (Decrease) Versus Prior Year
	Sixteen Weeks Ended April 21, 2024	Twelve Weeks Ended July 14, 2024	Twenty-Eight Weeks Ended July 14, 2024
Guest Traffic	(9.4)%	(6.7)%	(8.3)%
Menu Price Increase	5.4%	7.6%	6.4%
Menu Mix	(1.7)%	(0.9)%	(1.4)%
Discounts	(0.6)%	(0.8)%	(0.7)%
Change in unearned loyalty revenue	(0.2)%	2.2%	0.8%
Total Change in Comparable Restaurant Revenue	(6.5)%	1.4%	(3.2)%

RED ROBIN GOURMET BURGERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
	July 14, 2024	July 9, 2023	July 14, 2024	July 9, 2023
Revenues:
Restaurant revenue	$294,457	$293,281	$673,025	$700,174
Franchise revenue	4,287	3,544	9,628	8,826
Other revenue	1,410	1,823	6,042	7,460
Total revenues	300,154	298,648	688,695	716,460
Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):
Cost of sales	69,444	71,372	159,653	171,042
Labor	113,908	109,678	262,866	255,100
Other operating	51,783	51,842	118,273	123,892
Occupancy	24,595	23,482	56,023	53,283
Depreciation and amortization	13,402	15,756	31,556	37,581
General and administrative	16,612	20,111	42,454	46,258
Selling	12,040	6,752	25,587	15,129
Pre-opening costs	—	4	—	586
Other charges (gains), net	2,931	(10,607)	(1,045)	(848)
Total costs and expenses	304,715	288,390	695,367	702,023

Income (loss) from operations	(4,561)	10,258	(6,672)	14,437

Other expense:
Interest expense	5,107	6,483	12,587	14,252
Interest income and other, net	(139)	(304)	(451)	(655)
Income (loss) before income taxes	(9,529)	4,079	(18,808)	840
Income tax provision (benefit)	(40)	156	141	176
Net income (loss)	$(9,489)	$3,923	$(18,949)	$664
Income (loss) per share:
Basic	$(0.61)	$0.24	$(1.21)	$0.04
Diluted	$(0.61)	$0.24	$(1.21)	$0.04
Weighted average shares outstanding:
Basic	15,680	16,037	15,608	16,014
Diluted	15,680	16,291	15,608	16,367

RED ROBIN GOURMET BURGERS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

(Unaudited)
	July 14, 2024	December 31, 2023
Assets:
Current assets:
Cash and cash equivalents	$23,135	$23,634
Accounts receivable, net	12,617	21,592
Inventories	27,252	26,839
Prepaid expenses and other current assets	13,876	11,785
Restricted cash	7,992	7,931
Total current assets	84,872	91,781
Property and equipment, net	223,350	261,258
Operating lease assets, net	352,654	361,609
Intangible assets, net	15,064	15,491
Other assets, net	13,192	11,795
Total assets	$689,132	$741,934

Liabilities and stockholders' equity (deficit):
Current liabilities:
Accounts payable	$31,737	$27,726
Accrued payroll and payroll-related liabilities	35,274	32,524
Unearned revenue	16,703	36,067
Current portion of operating lease obligations	51,912	43,819
Accrued liabilities and other	54,028	46,201
Total current liabilities	189,654	186,337
Long-term debt	162,309	182,594
Long-term portion of operating lease obligations	364,082	383,439
Other non-current liabilities	9,630	10,006
Total liabilities	725,675	762,376

Stockholders' equity (deficit):
Common stock; $0.001 par value: 45,000 shares authorized; 20,449 shares issued; 15,755 and 15,528 shares outstanding as of July 14, 2024 and December 31, 2023	20	20
Preferred stock, $0.001 par value: 3,000 shares authorized; no shares issued and outstanding as of July 14, 2024 and December 31, 2023	—	—
Treasury stock 4,694 and 4,921 shares, at cost, as of July 14, 2024 and December 31, 2023	(166,585)	(174,702)
Paid-in capital	224,425	229,680
Accumulated other comprehensive loss, net of tax	(36)	(22)
Accumulated deficit	(94,367)	(75,418)
Total stockholders' equity (deficit)	(36,543)	(20,442)
Total liabilities and stockholders' equity (deficit)	$689,132	$741,934

Reconciliation of Non-GAAP Results to GAAP Results
In addition to the results provided in accordance with Generally Accepted Accounting Principles ("GAAP") throughout this press release, the Company has provided Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share - diluted, which are non-GAAP measurements. We define EBITDA as net income (loss) before interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share-diluted are supplemental measures of our performance that are not required by or presented in accordance with GAAP. We believe these non-GAAP measures give the reader additional insight into the ongoing operational results of the Company, and are intended to supplement the presentation of the Company's financial results in accordance with GAAP. Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share-diluted exclude the impact of non-operating or nonrecurring items including changes in estimates, asset impairments, litigation contingencies, gains (losses) on debt extinguishment, restaurant and office closure costs, gains on sale leaseback transactions, severance and executive transition costs and other non-recurring, non-cash or discrete items; net of income tax impacts. Other companies may define these non-GAAP measures differently, and as a result may not be directly comparable to those of other companies. Management believes this supplemental information will assist with comparisons of past and future financial results against the present financial results presented herein.
The Company believes restaurant level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant level operating efficiency and performance. The Company defines restaurant level operating profit to be income from operations less franchise revenue and other revenue, plus other charges (gains), net, pre-opening costs, selling costs, general and administrative expenses, and depreciation and amortization. The measure includes restaurant level occupancy costs that include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance, and other property costs, but excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes costs associated with selling, general, and administrative functions, pre-opening costs, as well as, other charges (gains), net because these costs are non-operating or nonrecurring and therefore not related to the ongoing operations of its restaurants. Restaurant level operating profit is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative, to income (loss) from operations as an indicator of financial performance. Restaurant level operating profit as presented may not be comparable to other similarly titled measures of other companies in the Company's industry.

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss) and Adjusted Income (Loss) per Share - Diluted
(In thousands, except per share data, unaudited)

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
	July 14, 2024	July 9, 2023	July 14, 2024	July 9, 2023
Net income (loss) as reported	$(9,489)	$3,922	$(18,949)	$664
Other Charges (gains), net:
Gain on sale leaseback, net	—	(14,586)	(7,425)	(14,586)
Litigation contingencies	356	1,240	776	5,540
Restaurant closure costs, net	423	(112)	597	1,638
Severance and executive transition	137	962	1,082	2,854
Asset impairment	1,128	1,693	1,128	2,387
Asset disposal and other, net	825	83	2,620	1,144
Closed corporate office costs, net of sublease income	62	113	177	175
Income tax effect	(762)	2,758	272	220
Adjusted net income (loss)	$(7,320)	$(3,927)	$(19,722)	$36

Income (loss) per share - diluted:
Net income (loss) as reported	$(0.61)	$0.24	$(1.21)	$0.04
Other charges (gains), net:
Gain on sale leaseback, net	—	(0.91)	(0.48)	(0.89)
Litigation contingencies	0.02	0.08	0.05	0.34
Restaurant closure costs, net	0.03	(0.01)	0.04	0.10
Severance and executive transition	0.01	0.06	0.07	0.17
Asset impairment	0.07	0.11	0.07	0.15
Asset disposal and other, net	0.05	0.01	0.17	0.07
Closed corporate office costs, net of sublease income	—	0.01	0.01	0.01
Income tax effect	(0.05)	0.17	0.02	0.01
Adjusted income (loss) per share - diluted	(0.48)	(0.24)	(1.26)	—

Weighted average shares outstanding:
Basic	15,680	16,037	15,608	16,014
Diluted	15,680	16,291	15,608	16,367

Reconciliation of Income (Loss) from Operations to Non-GAAP Restaurant-Level Operating Profit
(In thousands, unaudited)

	Twelve Weeks Ended				Twenty-Eight Weeks Ended
	July 14, 2024		July 9, 2023		July 14, 2024		July 9, 2023
Income (loss) from operations	$(4,561)	(1.5)%	$10,257	3.4%	$(6,672)	(1.0)%	$14,437	2.0%

Less:
Franchise revenue	4,287	1.4%	3,544	1.2%	9,628	1.4%	8,826	1.2%
Other revenue	1,410	0.5%	1,823	0.6%	$6,042	0.9%	$7,460	1.1%

Add:
Other charges (gains), net	2,931	1.0%	(10,607)	(3.6)%	(1,045)	(0.2)%	(848)	(0.1)%
Pre-opening costs	—	—%	4	—%	—	—%	586	0.1%
Selling	12,040	4.0%	6,752	2.3%	25,587	3.7%	15,129	2.1%
General and administrative expenses	16,612	5.5%	20,111	6.7%	42,454	6.2%	46,258	6.5%
Depreciation and amortization	13,402	4.5%	15,756	5.3%	31,556	4.6%	37,581	5.2%
Restaurant-level operating profit	$34,727	11.8%	$36,906	12.6%	$76,210	11.3%	$96,857	13.8%

Income (loss) from operations as a percentage of total revenues	(1.5)%		3.4%		(1.0)%		2.0%
Restaurant-level operating profit margin (as a percentage of restaurant revenue)	11.8%		12.6%		11.3%		13.8%

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(In thousands, unaudited)

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
	July 14, 2024	July 9, 2023	July 14, 2024	July 9, 2023
Net income (loss) as reported	$(9,489)	$3,922	$(18,949)	$664
Interest expense, net	4,997	6,305	12,311	13,881
Income tax provision (benefit)	(40)	156	141	176
Depreciation and amortization	13,402	15,756	31,556	37,581
EBITDA	8,870	26,139	25,059	52,302

Other charges (gains), net:
Gain on sale leaseback, net	—	(14,586)	(7,425)	(14,586)
Litigation contingencies	356	1,240	776	5,540
Restaurant closure costs, net	423	(112)	597	1,638
Severance and executive transition	137	962	1,082	2,854
Asset impairment	1,128	1,693	1,128	2,387
Asset disposal and other, net	825	83	2,620	1,144
Closed corporate office costs, net of sublease income	62	113	177	175
Adjusted EBITDA	$11,801	$15,532	$24,014	$51,454